Exhibit 23.1
                                                                    ------------





            Consent of Independent Registered Public Accounting Firm





The Board of Directors
Paragon Technologies, Inc.:


We consent to the incorporation by reference in the registration statements (No. 333-25555, No. 333-36397, No. 333-59226, and No. 333-65870) on Form
S-8 and No. 333-40834 on Form S-3 of Paragon Technologies, Inc. and subsidiary of our report dated March 28, 2008, with respect to the consolidated balance sheets of Paragon Technologies, Inc. and subsidiary as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2007, which appears in the December 31, 2007 annual report on Form 10-K of Paragon Technologies, Inc.

Our report refers to the Company's adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109, on January 1, 2007 and the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on January 1, 2006.




                                  /S/ KPMG LLP





Philadelphia, Pennsylvania
March 28, 2008